Exhibit 10.5
HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN
NQSO TERMS
The Participant specified below has been granted this Option by Hospira, Inc. (the “Company”) under the terms of the Hospira 2004 Long-Term Stock Incentive Plan (the “Plan”). The Option shall be subject to the following terms and conditions (the “Option Terms”):
1.Terms of Award. The following words and phrases relating to the grant of the Option shall have the following meanings:
(a)    The “Participant” is F. Michael Ball.
(b)    The “Grant Date” is __________.
(c)    The number of “Covered Shares” shall be ________ shares of Stock.
(d)    The “Exercise Price” is $____________ per share.
Except where the context clearly implies to the contrary, any capitalized term in this award shall have the meaning ascribed to that term under the Plan.
2.    Non‑Qualified Stock Option. The Option is not intended to constitute an “incentive stock option” as that term is used in Code section 422.
3.    Date of Exercise. Subject to the limitations of the Option Terms, on the first anniversary of the Grant Date one-quarter of the Covered Shares subject to these Options (rounded up) may be purchased; on the second anniversary of the Grant Date one-half of the Covered Shares subject to these Options (rounded up) may be purchased; on the third anniversary of the Grant Date three-quarters of the Covered Shares subject to these Options (rounded up) may be purchased; and on the fourth anniversary of the Grant Date these Options may be exercised in full, provided the Expiration Date has not occurred prior to such vesting dates.
(a)    Notwithstanding the foregoing provisions of this paragraph 3, the Option shall become fully exercisable upon the date of a Change in Control that occurs on or before the Date of Termination if the successor company (or parent thereof) has not either (i) assumed the Option effective on the date of the Change in Control, without any modifications except as provided in the next sentence, or (ii) replaced it with a comparable option as of such date having the same intrinsic value as the Option, and the same vested percentage and vesting schedule as the Option. The Option (if assumed) or the replacement option shall provide for full vesting if, within the first 24 months following the date of the Change in Control, the Participant is involuntarily terminated for any or no reason or if the Participant terminates with Good Reason.
(b)    The Option may be exercised (prior to or following the Date of Termination) only as to that portion of the Covered Shares which may be purchased in accordance with this Section 3, as of the date of exercise.
(c)    The Covered Shares shall continue to become exercisable pursuant to this Section 3 until the Expiration Date (as defined in Section 4).
(d)    Notwithstanding the foregoing provisions of this Section 3, in the event of termination of employment for reasons other than death, Disability or Retirement, the Option may only be exercised on or after the Date of Termination only as to that portion of the Covered Shares for which it was exercisable immediately prior to the Date of Termination, or became exercisable on the Date of Termination.
4.    Expiration. The Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date. The “Expiration Date” shall be the earliest to occur of:
(a)    the seven‑year anniversary of the Grant Date;
(b)    if the termination of employment occurs for reasons other than death, Disability, Retirement, involuntary termination without Cause or your resignation with Good Reason, the three-month anniversary of the Date of Termination (as defined in Section 10); provided, however, that if the Participant dies during such three month period following the Date of Termination, then the three-month anniversary of the date of death;
(c)    the date on which the Participant engages in conduct which constitutes Cause;
(d)    the date on which the Participant, at any time prior to the one-year anniversary of the Date of Termination, engages, directly or indirectly, for the benefit of the Participant or others, in any activity, employment or business which, in the sole opinion and discretion of the Committee, is competitive with the Company or any of its Subsidiaries;
(e)    as provided under Restricted Activity in Section 5; or
(f)    as provided under Other Right to Correct Payments in Section 6.
5.    Restricted Activity.
(a)    The Participant shall not, while employed by the Company and for a period of one year following the termination of employment for any reason:
(i)    without the prior written consent of the Committee, directly or indirectly engage or assist any person engaging in any Competitive Business (as defined in Section 10), individually, or as an officer, director, employee, agent, consultant, owner, partner, lender, manager, member, principal, or in any other capacity, or render any services to any entity that is engaged in any Competitive Business; provided, however, that the Participant’s ownership of 1% of any class of equity security of any entity engaged in any Competitive Business shall not be deemed a breach of this Section 5(a) provided such securities are listed on a national securities exchange or quotation system or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; or
(ii)    directly or indirectly divert, take away, solicit, or assist others in soliciting any current or prospective customer, supplier, independent contractor or service provider of the Company or any affiliate or otherwise interfere with the relationship between the Company or any affiliate and any current or prospective customer, service provider, supplier, independent contractor or stockholder.
(b)    The Participant shall not, while employed by the Company and for a period of two years following the termination of employment for any reason: directly or indirectly induce any person to leave employment with the Company, or solicit for employment other than on behalf of the Company, offer employment to, or employ, any person who was an employee of the Company, in each case within six months of such inducement, solicitation, or offer.
(c)    If the Participant engages in any activity described in Section 5(a) or Section 5(b) above without the written consent of the Committee, the Company, as determined by the Committee in its sole discretion, may (i) cancel and terminate all of the Participant’s unexercised, unexpired or unpaid Options (whether vested or unvested) under the Plan, and (ii) rescind any exercise, payment or delivery under any Option occurring within 12 months prior to, or at any time following, the date of the Participant’s termination of employment for any reason. Upon any such rescission, the Participant shall immediately (A) pay to the Company the amount of any gain realized or payment received, and (B) forfeit to the Company any Shares received as a result of the rescinded exercise, payment or delivery under any Options, in such manner and on such terms and conditions as the Committee shall require, and the Company shall be entitled, as permitted by applicable law, to deduct from any amounts the Company owes the Participant from time to time the amount of any such gain realized or payment received. “Gain realized” shall be the excess of the Fair Market Value of the Shares on the date of exercise over the Exercise Price, multiplied by the number of Shares purchased.
6.    Other Right to Correct Payments. Subject to the Company’s Executive Compensation Recovery Policy, and notwithstanding anything in the Option Terms to the contrary, if the Committee determines, in its sole discretion, that the number of Covered Shares determined to be delivered under the Option Terms or the value of such Options was based on the Company’s published financial statements that have been restated then, at the Committee’s direction, the Company may, but in no case later than 60 months of such restatement:
(a)    cancel all unexercised, unexpired or unpaid Options (whether vested or unvested) under the Plan that were based upon the financial performance in the published financial statements that was subsequently restated;
(b)    rescind any exercise, payment or delivery under any Option that were based upon the financial performance in the published financial statements that was subsequently restated; and
(c)    if any amount has been realized from exercised Options that would have been lower had the financial results been properly reported, recover all or any gain realized by the Participant, as determined by the Committee in its sole discretion, under the Option Terms that resulted from the financial results that were subsequently restated, and the Participant agrees to repay and return any such gain realized to the Company.
The Committee may, in its sole discretion, effect any such recovery by obtaining repayment directly from the Participant, setting off the amount owed to the Company against any amount or award that would otherwise be granted by the Company to the Participant, reducing any future compensation or benefit to the Participant or any combination thereof. “Gain realized” shall be as determined under Section 5(c).
7.    Method of Option Exercise. Subject to the Option Terms and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company’s close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election. Payment may be by cash or by check payable to the Company, or except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock (by actual delivery or by attestation) owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. Except as otherwise provided by the Committee prior to exercise, payments made with shares of Stock in accordance with clause (i) above shall be limited to shares held by the Participant for not less than six months prior to the payment date. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded and shall not be exercisable during any blackout period established by the Company from time to time.

8.    Withholding. The exercise of the Option is subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock by (actual delivery or by attestation) which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).
9.    Transferability. The Option is not transferable by the Participant other than by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant. It may not be assigned, transferred (except as aforesaid), pledged or hypothecated by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempt at assignment, transfer, pledge or hypothecation, or other disposition of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this Option, shall be null and void and without effect.
10.    Definitions. For purposes of the Option Terms, words and phrases shall be defined as follows:
(a)    Cause. The term “Cause” means the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company. For purposes of this Option, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until the Company delivers to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth above and specifying the particulars thereof in detail.
(b)    Competitive Business. The term “Competitive Business” means any business activity in which the Company or any Subsidiary is actively engaged at the time the Participant’s employment terminates. For these purposes, entities deemed to be engaged in Competitive Business include, by way of example and not limitation, Abraxis BioScience, Inc., Baxter International Inc., Teva Pharmaceuticals, Becton, Dickinson and Company, B. Braun Melsungen AG, Cardinal Healthcare Inc., Fresenius Medical Care AG, Terumo Medical Corporation, Patheon, Inc., and Edwards Lifesciences Corporation.
(c)    Date of Termination. The term “Date of Termination” means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30‑day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

(d)    Disability. The Term “Disability” means the Participant’s disability as defined in the Hospira Long Term Disability Plan, whether or not such Participant is a participant in such disability plan, for a period of twelve (12) consecutive months.
(e)    Good Reason. The Term “Good Reason” means any of the following events, absent the Participant’s consent: a reduction of the Participant’s base salary; a material diminution in the Participant’s authorities, duties, or responsibilities; or a material breach by the Company of any agreement between the Company and the Participant. For each event described above, the Participant must furnish notice to the Board within thirty (30) days of the occurrence of the event, the Company shall have thirty (30) days after receiving such notice in which to cure, and if the failure is not cured by the end of the cure period the Participant must terminate employment within fifteen (15) days after the expiration of the cure period.
(f)    Retirement. “Retirement” of the Participant means, the occurrence of the Participant’s Date of Termination on or after the date that the Participant reaches the age of 55 and has 10 years of combined service with the Company or its subsidiaries (or with Abbott Laboratories and its affiliates, provided that the Participant transitioned employment from Abbott to the Company in conjunction with the distribution of the Company’s common stock to the Abbott shareholders) (as determined by the Committee).
11.    Heirs and Successors. The Option Terms shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.
12.    Administration. The authority to manage and control the operation and administration of the Option Terms shall be vested in the Committee, and the Committee shall have all powers with respect to the Option Terms as it has with respect to the Plan. Any interpretation of the Option Terms by the Committee and any decision made by it with respect to the Option Terms is final and binding on all persons.
13.    Plan Governs. Notwithstanding anything in the Option Terms to the contrary, the Option Terms shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and the Option Terms is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.
14.    Not An Employment Contract. The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.
15.    Notices. Any written notices provided for in the Option Terms or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.
16.    Fractional Shares. In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 3.4 of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.
17.    No Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

18.    Amendment. The Option Terms may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.
IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Hospira, Inc. By: Its: